UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2023
Commission File Number: 001-39558

PERELLA WEINBERG PARTNERS
(Exact Name of Registrant as Specified in its Charter)

Delaware	84-1770732
( State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
767 Fifth Avenue New York, NY	10153
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 287-3200

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PWP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

As previously disclosed, on February 17, 2023, Perella Weinberg Partners (the “Company”) filed a petition in the Delaware Court of Chancery (“Court of Chancery”) pursuant to Section 205 of the Delaware General Corporation Law (the “DGCL”) seeking validation of an amendment to the Company’s Amended and Restated Certificate of Incorporation to resolve any uncertainty with respect thereto (the “Section 205 Action”). The same day the Section 205 Action was filed, the Company also moved that the Court’s consideration of the Section 205 Action be expedited. On February 20, 2023, the Court of Chancery granted the Company’s motion for expedited proceedings in the Section 205 Action and set a hearing date for March 6, 2023.

On March 6, 2023, the hearing took place and the Court of Chancery approved the Company’s request for relief. The Court of Chancery then entered an order under Section 205 of the DGCL (1) ordering that the June 22, 2021 stockholder vote approving the Authorized Share Charter Amendment (as defined in the Petition) is validated and declared effective, (2) ordering that the Second Amended and Restated Certificate of Incorporation, including the filing and effectiveness thereof, is validated and declared effective, (3) ordering that the Company’s securities (and the issuance of the securities) described in the Petition are validated and declared duly authorized, and (4) validating each of the corporate acts described above, notwithstanding any failures of authorization or potential failures of authorization described in, or resulting from the matters described in, the Petition. A copy of the Court’s order is attached hereto as Exhibit 99.1.

Cautionary Note Regarding Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the use of words such as “estimates,” “projected,” “expects,” “estimated,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. With respect to the matters addressed in this report, no assurances can be made regarding the outcome of our proceeding pursuant to Section 205 of the DGCL or any claims, proceedings or litigation regarding the authorization of our Class A common stock. Our Section 205 proceeding is, and any other litigation regarding the authorization of our stock would be, subject to uncertainties inherent in the litigation process, and may not result in timely resolution of the uncertainty regarding our capitalization, if at all. A further list and description of these risks, uncertainties and other factors can be found in the Company’s filings with the U.S. Securities and Exchange Commission. These filings and subsequent filings are or will be available online at www.sec.gov or on request from the Company.

Exhibit No.	Description
99.1	Order entered by the Delaware Court of Chancery on March 6, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERELLA WEINBERG PARTNERS

Date: March 7, 2023	By:	/s/ Gary Barancik
	Name:	Gary Barancik
	Title:	Chief Financial Officer